NOTICE: THIS CONTRACT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT

SECOND AMENDMENT TO NONCOMPETITION, SEVERANCE AND

EMPLOYMENT AGREEMENT BETWEEN

THE SOUTH FINANCIAL GROUP, INC. AND JAMES W. TERRY, JR.

This Second Amendment to the Noncompetition, Severance and Employment Agreement ("Amendment") is made and entered into this _____ day of March, 2007, by and between James W. Terry, Jr., an individual, ("Executive") and The South Financial Group, Inc., a South Carolina corporation financial institution holding company headquartered in Greenville, South Carolina ("Company"). As used herein, "Company" shall include the Company and any of its subsidiaries where the context so applies.

WITNESSETH

WHEREAS, the Executive and Company entered into an Employment Agreement dated May 30, 2001 ("Agreement"); and

WHEREAS, the Executive and Company entered into a First Amendment to the Agreement dated May 8, 2006 ("First Amendment") and an Addendum to the First Amendment dated December 27, 2006; and

WHEREAS, the Executive and Company desire to further amend the Agreement and First Amendment as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	From the date hereof through September 30, 2007, Executive shall serve as Director of Corporate Banking and be a Senior Executive of the Company as provided in the First Amendment.

2.	The definition of "Change in Control" in Section 2 of the Agreement is amended and restated in its entirety as follows:

"Change in Control" shall mean:

(i)           when any Person or Persons acting as "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act and within the meaning of Section 409A of the Code and applicable regulations thereunder) acquires directly or indirectly, securities of TSFG representing an aggregate of more than 50% of the combined voting power of TSFG's then outstanding voting securities other than an acquisition by:

(A)          any employee plan established by TSFG;

(B)          TSFG or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act);

(C)          an underwriter temporarily holding securities pursuant to an offering of such securities;

(D)         a corporation owned, directly or indirectly, by stockholders of TSFG in substantially the same proportions as their ownership of TSFG; or

(E)          except as provided in clause (iii) below, merger or consolidation of TSFG with any other corporation which is duly approved by the stockholders of TSFG; or

(ii)          when a majority of the board of directors of TSFG is replaced during any 12-month period and such new appointments are not approved by a majority of the members of the current board prior to the date of appointment or election; or

(iii)         the stockholders of TSFG approve a merger or consolidation of TSFG with any other corporation other than (A) a merger or consolidation that would result in the voting securities of TSFG outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Company, at least a majority of the combined voting power of the voting securities of TSFG or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of TSFG (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of TSFG (not including in the securities beneficially owned by such Person any securities acquired directly from TSFG) representing a majority of the combined voting power of TSFG's then outstanding voting securities; or (C) a plan of complete liquidation of TSFG or an agreement for the sale or disposition by TSFG of all or substantially all of TSFG's assets.

3.	Section 4 of the Agreement, "Term" is hereby amended by adding the following and Section 2 of the First Amendment is hereby replaced in its entirety as follows:

Notwithstanding the above, the Term of this Agreement shall end on the last day of the Executive's Consulting Period. The "Consulting Period" shall be a twelve (12) month period during which Executive will serve as Director of Community Relations for the Company. The Consulting Period will begin October 1, 2007 and end on September 30, 2008.

4.	Section 6.1 of the Agreement, "Annual Salary," shall be amended by adding the following and Section 4 of the First Amendment shall be replaced in its entirety as follows:

The Executive's annual base salary shall be $310,000 through March 31, 2007, subject to applicable withholdings and benefits. For the period beginning on April 1, 2007 and ending on September 30, 2008, the Executive's annual salary shall be $601,400, subject to applicable withholdings and benefits.

5.	Section 6.2 of the Agreement, "Annual Incentive Bonus," shall be amended by adding the following immediately after the addition to Section 6.2 included in Section 5 of the First Amendment:

Executive's Annual Incentive Bonus for 2007 will be based upon performance goals and objectives mutually agreed upon by Executive and the Company's Chief Executive Officer; provided, however, that Executive's Annual Incentive Bonus for 2007 shall be not less than $200,000. Executive shall not be eligible for an Annual Incentive Bonus after December 31, 2007.

6.	Section 6.7, "Supplemental Executive Retirement Agreement," as added to the Agreement by Section 10 of the First Amendment, shall be amended by replacing Section 6.7 in its entirety as follows:

Executive will continue to participate in The South Financial Group Supplemental Executive Retirement Agreement between The South Financial Group, Inc. and James W. Terry, Jr. dated July 15, 2003 ("SERP") up through the last date of the Consulting Period. Moreover, Executive will be entitled to a 50% early retirement benefit under the Supplemental Executive Retirement Agreement at the completion of the Consulting Period. Such annual benefit will be paid to Executive in accordance with the Early Retirement Benefit provisions of the SERP, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. An estimate of Executive's SERP benefit as of September 30, 2008, which assumes the end of the Consulting Period on September 30, 2008, is attached. The estimate is only intended as an example and is not a guarantee of any base or incentive compensation or the actual SERP benefit that Executive may be entitled to.

7.	Section 6.8, "Severance Benefit," as added to the Agreement by Section 11 of the First Amendment, shall be amended by replacing Section 6.8 in its entirety as follows:

Six months after (1) the Company's termination of Executive's employment at any time for any reason, (2) Executive’s termination of employment upon Executive's death or Disability or pursuant to clauses (i), (ii) or (iii) of Section 5.2, or (3) Executive's termination of his employment for reasons other than set forth in clauses (i), (ii) or (iii) of Section 5.2 (i.e. Executive resigns for no reason), Executive shall be entitled to receive the following:

a.

Executive shall receive a severance benefit of $350,000, subject to applicable withholdings requirements and the provisions of Section 409A of the Internal Revenue Code of 1986, as amended and any related regulations or similar guidance.

b.

Executive shall receive the customary continuation rights under COBRA which include the option of continuing health and dental coverage. If the Executive elects COBRA continuation coverage, Executive will be responsible for paying his own COBRA premiums for the first six months following his termination. However, the Company shall reimburse Executive for the COBRA premiums. The Company, however, will pay Executive a lump sum additional severance benefit in the amount of $150,000 which Executive may use to pay any applicable COBRA premiums and for the premium cost for individual insurance for Executive and his spouse to include medical, dental or vision benefits. Such amount will be paid to Executive on a date that is six months after the Executive's last day of employment with the Company.

c.

Moreover, the Company shall also pay Executive a lump sum additional severance benefit in the amount of $18,696 which Executive may use to pay the applicable premiums on the long term care insurance policy dated September 9, 2002.

8.	Section 9 of the Agreement, "Noncompetition and Nonsolicitation Agreement," and Section 12 of the First Amendment, is hereby replaced in its entirety as follows:

For the consideration provided in this Second Amendment to the Agreement, the Executive agrees that for a period of two (2) years after his last day of employment with the Company ("Noncompete Period"), he shall not enter into an employment relationship or a consulting arrangement, either directly or indirectly, with any other federally insured depository institution headquartered or having a physical presence in the State of South Carolina, or any county in the States of Florida or North Carolina in which the Company or its affiliates has a physical presence or conducts business operations (hereinafter called a "competitor"). The obligations contained in this paragraph shall not prohibit Executive from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as you have no active participation in the business of such corporation. Notwithstanding the above, in the event of a Change in Control during the Term or the Noncompete Period, the Noncompetition restrictions under the Agreement as modified by this Second Amendment will not be binding on the Executive.

Executive agrees that he will not make disparaging comments about the Company, any of its wholly owned subsidiaries, parent companies or other affiliated entities or any of its officers, directors, employees, agents, servants or representatives or engage in any conduct that causes an unfair business disadvantage to the Company.

9.

Notwithstanding any other provision of the Agreement, First Amendment or the Addendum to the First Amendment to the contrary, in the event of a Change in Control (as defined in Section 2 of this Second Amendment) before October 1, 2008, the following provisions will apply:

a.

In the event the Executive's employment is terminated (i) by the Company without Cause (as Cause is defined in Section 2 of the Agreement), (ii) by Executive following an uncured material breach under Section 5.2(i) of the Agreement, or (iii) by the Executive in an Involuntary Termination (as defined in Section 2 of the Agreement) after a Change in Control and before October 1, 2008, Executive shall be paid immediately a lump sum payment of $1,804,200.

b.

In the event the Executive's employment is terminated by the Company for Cause (as defined in Section 2 of the Agreement) or by the Executive in a Voluntary Termination (as defined in Section 2 of the Agreement) after a Change in Control and before October 1, 2008, Executive shall be paid immediately a lump sum payment of $601,400.

c.

In the event the Executive's employment is terminated by the Company without Cause (as Cause is defined in Section 2 of the Agreement) after a Change in Control and before October 1, 2008, Executive will continue to be entitled to the benefits under Section 5.1.3 of the Agreement.

d.

In the event the Executive's employment is terminated by Executive (i) following an uncured material breach under Section 5.2(i) of the Agreement, (ii) in an Involuntary Termination (as defined in Section 2 of the Agreement), or (iii) in a Voluntary Termination (as defined in Section 2 of the Agreement) and such termination of employment occurs after a Change in Control and before October 1, 2008, Executive will continue to be entitled to the benefits under Section 5.2.4 of the Agreement.

The above Change in Control payments are subject to and shall be adjusted as necessary to comply with and avoid violation of Section 409A of the Internal Revenue Code of 1986, as amended, and any related regulations or similar guidance.

10.	The operative provision of the Addendum to the First Amendment dated December 27, 2006 is hereby amended and restated in its entirety as follows:

Executive and Company agree that Executive's entitlement to the benefits provided in the Second Amendment does not require performance of services to the Company after December 31, 2006. If Executive's employment is terminated, the benefits provided in the Second Amendment will be paid notwithstanding the reason for Executive's termination. In the event of Executive's death prior to completion of the payments under this Second Amendment, such remaining payments will be paid to the Executive's surviving spouse; or in the event Executive does not have a surviving spouse at his death, the Executive's estate.

11.

The Employment Agreement dated May 30, 2001, the First Amendment dated May 8, 2006, and the Addendum to the First Amendment dated December 27, 2006, as modified by this Second Amendment, shall remain in full force and effect for the remainder of the Term.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

EXECUTIVE:

/s/  James W. Terry, Jr.
James W. Terry, Jr.

THE SOUTH FINANCIAL GROUP, INC.

By:  /s/  Mary A. Jeffrey
Mary A. Jeffrey
Title:  Executive Vice President